Exhibit 10.2

FORM OF

ENVIRONMENTAL CONTROL PROPERTY SERVICING AGREEMENT

between

PE ENVIRONMENTAL FUNDING LLC

and

THE POTOMAC EDISON COMPANY

Servicer

Dated as of [            ], 20[__]

ARTICLE VII MISCELLANEOUS PROVISIONS	24

SECTION 7.01 AMENDMENT	24
SECTION 7.02 NOTICES	26
SECTION 7.03 LIMITATIONS ON RIGHTS OF OTHERS	27
SECTION 7.04 SEVERABILITY	27
SECTION 7.05 SEPARATE COUNTERPARTS	27
SECTION 7.06 HEADINGS	27
SECTION 7.07 GOVERNING LAW	27
SECTION 7.08 ASSIGNMENT TO INDENTURE TRUSTEE	27
SECTION 7.09 NONPETITION COVENANTS	28
SECTION 7.10 TERMINATION	28
SECTION 7.11 LIMITATION OF LIABILITY	28

EXHIBIT A	1

SERVICING OBLIGATIONS	1

SECTION 1. DEFINITIONS	1
SECTION 2. INDENTURE TRUSTEE AND SERVICER PAYMENT DATE STATEMENTS	1
SECTION 3. PAYMENT DATE STATEMENTS	1

ATTACHMENT A SERVICING PROCEDURES 1

SECTION 1. DEFINITIONS	1
SECTION 2. DATA ACQUISITION	2

(A)		MEASURE DATE	1

(B)		FOR EACH RATE SCHEDULE:	1

	(I)	WEIGHTED AVERAGE DAYS OUTSTANDING DATA	1
	(II)	ESTIMATED NET WRITE-OFF PERCENT	1
	(III)	PROJECTED BILLED REVENUE TO WHICH ENVIRONMENTAL CONTROL CHARGES APPLY	1
	(IV)	ANNUAL CLASS GENERATION LEVEL MWH ENERGY	1
	(V)	FORECASTED ANNUAL CLASS CUSTOMER LEVEL MWH ENERGY	1
	(VI)	ANNUAL CLASS GENERATION LEVEL 12 CP MW DEMAND	1
	(VII)	FORECASTED ANNUAL CLASS CUSTOMER LEVEL DEMAND	1

(C)	RETAIL ENERGY WEIGHTING RATIO	1

(D)	RETAIL DEMAND WEIGHTING RATIO	1

(E)	TOTAL GENERATION LEVEL MWH ENERGY (EXCL. WHOLESALE)	1

(F)	TOTAL GENERATION LEVEL 12 CP MW DEMAND (EXCL. WHOLESALE)	1

(G)	EXPECTED ANNUAL WRITE-OFFS	1

(H)	ANNUAL ONGOING TRANSACTION EXPENSES	1

(I)	CURRENT ENVIRONMENTAL CONTROL BONDS OUTSTANDING BALANCE	1

(J)	EXPECTED ENVIRONMENTAL CONTROL BONDS OUTSTANDING BALANCE AS OF __/__/__	1

(K)	ACCRUED BUT UNPAID ENVIRONMENTAL CONTROL BONDS INTEREST	1

(L)	DEFERRED UNPAID ENVIRONMENTAL CONTROL BONDS PRINCIPAL	1

(M)	UNPAID ONGOING TRANSACTION COST	1

(N)	CAPITAL SUBACCOUNT BALANCE AS OF __/__/__	1

(O)	RESERVE SUBACCOUNT BALANCE AS OF __/__/__	1

(P)	AVAILABLE TRUE-UP EXCESS FUNDS AMOUNT	1

(Q)	ACCRUED BUT UNPAID CAPITAL EQUITY RETURN	1

(R)	FEDERAL CORPORATE INCOME TAX RATE	1

(S)	APPLICABLE STATE AND LOCAL TAX RATES	1

EXHIBITS

EXHIBIT A	Servicing Obligations
EXHIBIT B	Pending Litigation
ANNEX 1	Form of Routine Adjustment Request
ANNEX 2	Form of Monthly Servicer’s Certificate
ANNEX 3	Form of Quarterly Servicer’s Certificate
ANNEX 4	Form of Officer’s Certificate
ANNEX 5	Form of Assessment of Servicing Criteria
ANNEX 6	Form of Regulation AB Compliance Certification

APPENDIX A	Master Definitions
APPENDIX A-1	Supplemental Master Definitions

ENVIRONMENTAL CONTROL PROPERTY SERVICING AGREEMENT dated as of [            ], 20[__], between PE Environmental Funding LLC, a Delaware limited liability company (the “Issuer”), and The Potomac Edison Company (“Potomac Edison”), a Maryland and Virginia corporation, doing business as Allegheny Power, as the servicer of the Environmental Control Property (together with each successor to Potomac Edison (in the same capacity) pursuant to Section 5.03 or 6.04, the “Servicer”).

WHEREAS the Servicer is willing to service the Environmental Control Property purchased from the Seller by the Issuer from time to time in accordance with the Sale Agreement;

WHEREAS the Issuer, in connection with ownership of the Environmental Control Property, desires to engage the Servicer to carry out the functions described herein;

WHEREAS the PSCWV or its attorney will enforce this Agreement pursuant to the Financing Order for the benefit of the Customers to the extent permitted by applicable Requirements of Law;

WHEREAS the Environmental Control Bonds will not be “asset-backed securities” within the meaning of Regulation AB, but the Issuer nevertheless has committed to comply with all substantive ongoing periodic disclosure requirements that would apply under Regulation AB if the Environmental Control Bonds were “asset-backed securities”; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions.

(a) “Agreement” means this Environmental Control Property Servicing Agreement, together with all Exhibits, Annexes and Appendices hereto, as the same may be amended, supplemented or otherwise modified from time to time.

(b) Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to them in Appendix A and Appendix A-1 to this Agreement. To the extent there is a conflict between definitions included in Appendix A and Appendix A-1, the definitions in Appendix A-1 shall control.

(c) Non-capitalized terms used in this Agreement which are defined in the Statute, as the context requires, have the meanings assigned to such terms in the Statute, but without giving effect to amendments to the Statute after the date hereof which have a material adverse effect on the Issuer or the Environmental Control Bondholders.

(d) All terms defined in this Agreement have the defined meanings when used in any certificate or document made or delivered pursuant hereto unless otherwise defined herein.

(e) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Annex, Schedule and Exhibit references contained in this Agreement are references to Sections, Annexes, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(f) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

ARTICLE II

APPOINTMENT AND AUTHORIZATION OF SERVICER

SECTION 2.01 Appointment of Servicer; Acceptance of Appointment.

Subject to Section 5.04 and Article VI, the Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer in accordance with the terms of this Agreement. This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

SECTION 2.02 Authorization.

With respect to all or any portion of the Environmental Control Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to (a) execute and deliver, on behalf of itself or the Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any Governmental Authorities, including with the PSCWV. The Issuer shall furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Issuer, and with the other documents as may be in the Issuer’s possession, as necessary or appropriate to enable the Servicer to carry out its duties hereunder. Upon the written request of the Servicer, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

SECTION 2.03 Dominion and Control Over Environmental Control Property.

Notwithstanding any other provision herein, the Servicer and the Issuer agree that the Issuer shall have dominion and control over the Environmental Control Property. The Servicer hereby agrees that it shall not take any action that is not authorized by this Agreement or applicable Requirements of Law, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer in the Environmental Control Property, in each case unless such action is required by applicable Requirements of Law.

ARTICLE III

BILLING SERVICES

SECTION 3.01 Duties of Servicer. The Servicer shall have the following duties:

(a) Duties of Servicer Generally. The Servicer will manage, service, administer and make collections in respect of the Environmental Control Property. The Servicer’s duties will include (i) calculating and billing the Environmental Control Charges, collecting Environmental Control Charge Payments, and remitting all Environmental Control Charge Collections to the Indenture Trustee; (ii) responding to inquiries by Customers, Third Parties, the PSCWV, or any Governmental Authority with respect to the Environmental Control Property, including the Environmental Control Charges; (iii) accounting for Environmental Control Charge Collections, investigating delinquencies, processing and depositing collections and making periodic remittances, furnishing periodic reports to the Issuer, the Indenture Trustee, the PSCWV and the Rating Agencies; (iv) selling defaulted or written off accounts in accordance with the Servicer’s usual and customary practices; and (v) taking action in connection with True-Up Adjustments according to the procedures set forth herein and in Exhibit A hereto. Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by applicable Requirements of Law as may be in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage, demand and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Exhibit A hereto.

(b) Notification of Laws and Regulations. The Servicer shall immediately notify the Issuer, the Indenture Trustee and the Rating Agencies in writing of Requirements of Law hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Agreement.

(c) Other Information. Upon the reasonable request of the Issuer, the Indenture Trustee, the PSCWV or any Rating Agency, the Servicer shall provide to the Issuer, the Indenture Trustee or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Environmental Control Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by applicable Requirements of Law, for the Issuer, the Indenture Trustee, the PSCWV or such Rating Agency to monitor the performance by the Servicer hereunder. In addition, so long as any of the Environmental Control Bonds of any Series are Outstanding, the Servicer shall provide the Issuer, the Indenture Trustee and the PSCWV within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Environmental Control Charges applicable to each Rate Schedule.

(d) Preparation of Reports to be Filed with the Commission. The Servicer shall prepare or cause to be prepared any reports required to be filed by the Issuer under the securities laws, including without limitation, if so required, each Quarterly Servicer’s Certificate described in Section 3.04, the Officer’s Certificate of annual compliance described in Section 3.05, the Annual Accountant’s Report described in Section 3.06, and any certification required by Section 302 of the Sarbanes-Oxley Act of 2002 and Item 601 of Regulation S-K under the Exchange Act.

SECTION 3.02 Collection of Environmental Control Charges.

(a) The Servicer shall use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of Environmental Control Charges, as and when the same shall become due and shall follow such collection procedures as it follows with respect to collection activities that the Servicer conducts for itself or others. The Servicer shall not change the amount of or reschedule the due date of any scheduled payment of Environmental Control Charges, except as contemplated in this Agreement or as required by applicable Requirements of Law; provided, however, that the Servicer may take any of the foregoing actions to the extent that such action would be in accordance with customary billing and collection practices of the Servicer with respect to billing and collection activities that it conducts for itself.

(b) Upon a partial payment of amounts billed, including amounts billed under special contracts, such partial payments shall be allocated first to the Billed Environmental Control Charge, including any past-due Environmental Control Charges.

SECTION 3.03 Servicing and Maintenance Standards.

The Servicer shall (a) manage, service, administer and make collections in respect of the Environmental Control Property with reasonable care and in material compliance with applicable Requirements of Law using the same degree of care and diligence that the Servicer exercises with respect to billing and collection activities that the Servicer conducts for itself and others; (b) follow standards, policies and procedures in performing its duties as Servicer that are customary in the Servicer’s industry; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain rights in respect of the Environmental Control Property; and (d) calculate Environmental Control Charges in compliance with applicable Requirements of Law, except where the failure to comply with any of the foregoing would not have a material adverse affect on the Issuer’s or the Indenture Trustee’s interest in the Environmental Control Property. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Environmental Control Property, which, in the Servicer’s judgment, may include the taking of legal action pursuant to Section 3.09 hereof or otherwise.

SECTION 3.04 Monthly and Quarterly Servicer’s Certificates.

The Servicer will provide to the Issuer, the Indenture Trustee, the PSCWV and each of the Rating Agencies, so long as any Environmental Control Bonds of any Series are Outstanding, (a) not later than 15 days after the end of each month after the Environmental Control Bonds are issued (excluding [[    ], 20[__]]), or if such day is not a Business Day, the following Business Day, a written report substantially in the form of Annex 2 hereto (the “Monthly Servicer’s Certificate”); and (b) not later than 15 days following the end of each calendar quarter after the Environmental Control Bonds are issued, a written report substantially in the form of Annex 3 hereto (the “Quarterly Servicer’s Certificate”).

SECTION 3.05 Annual Reports on Servicing Compliance and Attestation, Notices of Servicer Defaults.

(a) On or before March 31 of each year beginning March 31, 2010, and including the March 31 following the Final Maturity Date of all Series of Environmental Control Bonds, the Servicer shall deliver: (i) to the Issuer, the Indenture Trustee, the PSCWV and each Rating Agency, an Officers’ Certificate substantially in the form of Annex 4 attached hereto, stating that (A) a review of the activities of the Servicer during the preceding calendar year (or relevant portion thereof) and of its performance under this Agreement has been made under such officers’ supervision and (B) to the best of such officers’ knowledge, based on such review, the Servicer has complied with all its obligations under this Agreement in all material respects throughout such period or, if there has been a Servicer Default, or an act or omission, which with either the passage of time or the giving of notice, could become a Servicer Default, specifying each such event of default or act or omission known to such authorized officer and the nature and status thereof; (ii) to the Issuer and the PSCWV, a report regarding the Servicer’s assessment of compliance with the servicing criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Issuer and the PSCWV and signed by an authorized officer of the Servicer, and shall address each of the servicing criteria specified on a certification substantially in the form of Annex 5 hereto delivered to the Issuer concurrently with the execution of this agreement; (iii) to the Issuer and the PSCWV, a report of a registered public accounting firm reasonably acceptable to the Issuer that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding clause (ii), as described in Section 3.06 hereof; and (iv) to the Issuer, the Administrator and any other person that will be responsible for signing the Regulation AB Compliance Certification, a certification in the form attached hereto as Annex 6, as required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Issuer. The Servicer acknowledges that the parties identified in this clause (a)(iv) may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the PSCWV. In addition, pursuant to Section 5.10, the Servicer shall cause each subservicer “participating in the servicing function” within the meaning of Item 1122 of Regulation AB to deliver to the Issuer an assessment of compliance and accountants’ attestation as and when provided in clauses (ii) and (iii) of this paragraph.

The requirements of clauses (ii) through (iv) above shall be applicable only so long as the Issuer is required to make such filings under the Exchange Act.

(b) Each assessment of compliance provided by a subservicer pursuant to Section 3.05(a) shall address each of the servicing criteria specified on a certification substantially in the form of Annex 5 hereto delivered to the Issuer concurrently with the execution of this Agreement by such subservicer or, in the case of a subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a subservicer pursuant to Section 3.05(a) need not address any elements of the servicing criteria other than those specified by the Servicer pursuant to Section 5.10.

(c) The Servicer shall deliver to the Issuer, the Indenture Trustee, the PSCWV and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers’ Certificate of any Servicer Default and any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 6.01.

SECTION 3.06 Annual Report by Independent Public Accountants.

(a) Servicer shall cause a firm of independent certified public accountants (which may also provide other services to the Servicer, Potomac Edison or the Seller) to prepare, and the Servicer shall deliver to the Issuer, the Indenture Trustee, the PSCWV and each Rating Agency, on or before March 31 of each year, beginning March 31, 20[__] to and including the March 31 following the Final Maturity Date of all Series of Environmental Control Bonds, a report addressed to the Servicer (the “Annual Accountant’s Report”), which may be included as part of the Servicer’s customary auditing activities, to the effect that such firm has performed certain procedures agreed to between the Servicer and such firm in connection with the Servicer’s compliance with its obligations under this Agreement during the preceding calendar year ended December 31 (or, in the case of the first Annual Accountant’s Report, the period of time from the 20[__] Sale Date for the Series B Environmental Control Bonds until December 31, 20[__]), identifying the results of such procedures and including any exceptions noted. In addition, so long as the Issuer is required to make such filings under the Exchange Act, the Annual Accountant’s Report will include a report that attests to, and reports on, the assessment made by the Servicer as to its compliance with the servicing criteria set forth in (d) of Item 1122 of Regulation AB hereto and that such attestation of the assessment of compliance was in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act and was made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board. In the event that the accounting firm providing such report requires the Indenture Trustee to agree or consent to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of the sufficiency, validity or correctness of, such procedures.

(b) The Annual Accountant’s Report shall also indicate that the accounting firm providing such report is Independent of the Servicer within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants or any superseding or amended standard adopted by the Public Company Accounting Oversight Board.

SECTION 3.07 Additional Servicer Reporting Requirements.

The Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer under the federal securities or other applicable laws or in accordance with the Basic Documents, including, but without limiting the generality of foregoing, filing with the SEC, if applicable, a copy or copies of (i) the Monthly Servicer’s Certificates described in Section 3.04 (under Form

10-D or any other applicable form), (ii) the Payment Date Statements described in Section 3 of Exhibit A hereto (under Form 10-D or any other applicable form), (iii) the annual statements of compliance, attestation reports and other certificates described in Section 3.05, and (iv) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.06. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Sponsor’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer’s signature is required by, and consistent with, the federal securities law and/or any other applicable law.

SECTION 3.08 Environmental Control Property Documentation.

To assure uniform quality in servicing the Environmental Control Property and to reduce administrative costs, the Servicer shall keep on file, in accordance with its customary procedures, all Environmental Control Property Documentation.

SECTION 3.09 Computer Records; Audits of Documentation.

(a) Safekeeping. The Servicer shall maintain accurate and complete accounts, records and computer systems pertaining to the Environmental Control Property and the Environmental Control Property Documentation in accordance with its standard accounting procedures and in sufficient detail to permit the Annual Reconciliation between Estimated Environmental Control Charge Collections and Actual Environmental Control Charge Collections in accordance with Section 5.11 and to enable the Issuer to comply with this Agreement and the Indenture. The Servicer shall conduct, or cause to be conducted, periodic audits of the Environmental Control Property Documentation held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer and the Indenture Trustee, as pledgee of the Issuer, to verify the accuracy of the Servicer’s record keeping. The Servicer shall promptly report to the Issuer, the PSCWV and the Indenture Trustee any failure on the Servicer’s part to hold the Environmental Control Property Documentation and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Environmental Control Property Documentation.

(b) Maintenance of and Access to Records. The Servicer shall maintain the Environmental Control Property Documentation at 1310 Fairmont Avenue, Fairmont, West Virginia 26554 or at such other office as shall be specified to the Issuer, the Indenture Trustee and the PSCWV by written notice not later than 30 days prior to any change in location. The Servicer shall permit the Issuer, the Indenture Trustee and the PSCWV or their respective duly authorized representatives, attorneys, agents or auditors at any time during normal business hours as the Issuer, the Indenture Trustee or the PSCWV shall reasonably request to inspect, audit and make copies of and abstracts from the Servicer’s records regarding the Environmental Control Property, including the Environmental Control Charges and the Environmental Control Property Documentation. The failure of the Servicer to provide access to such information as a result of an obligation or applicable Requirements of Law prohibiting disclosure of information regarding customers shall not constitute a breach of this Section 3.09(b).

SECTION 3.10 Defending Environmental Control Property Against Claims.

The Servicer, on behalf of the Environmental Control Bondholders, shall institute any action or proceeding necessary to compel performance by the PSCWV or the State of West Virginia of any of their obligations or duties under the Statute or the Financing Order with respect to the Environmental Control Property. The costs of any such action shall be payable from the Collection Account as an Operating Expense in accordance with the priorities set forth in Section 8.02(e) of the Indenture at the time such costs are incurred. The Servicer’s obligations pursuant to this Section 3.10 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to the priorities set forth in Section 8.02(e) of the Indenture may be delayed (it being understood that the Servicer shall not be required to advance its own funds to satisfy its obligations hereunder).

SECTION 3.11 Opinions of Counsel.

With respect to the Series B Environmental Control Bonds, the Servicer shall deliver to the Issuer, the PSCWV and the Indenture Trustee:

(a) promptly after the execution and delivery of this Agreement and of each amendment hereto, promptly after the execution of the Sale Agreement and of each amendment thereto, and on the 20[__] Sale Date, an Opinion of Counsel either (i) to the effect that, in the opinion of such counsel, all filings, including filings with the PSCWV pursuant to the Statute, that are necessary to fully preserve and protect the interests of the applicable Indenture Trustee in the Environmental Control Property have been executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

(b) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the 20[__] Sale Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (i) to the effect that, in the opinion of such counsel, all filings with the PSCWV pursuant to the Statute, have been executed and filed that are necessary to preserve fully and protect fully the interest of the applicable Indenture Trustee in the Environmental Control Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (a) or (b) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

ARTICLE IV

TRUE-UP ADJUSTMENTS

SECTION 4.01 Routine True-Up Adjustments.

(a) With respect to each series of Environmental Control Bonds, the Servicer shall file a True-Up Adjustment Filing with the PSCWV at the following times: (i) at least 15 days prior to each Semi-Annual True-Up Adjustment Date; and (ii) at least 15 days prior to each Quarterly True-Up Adjustment Date and each Monthly True-Up Adjustment Date.

(b) For the purpose of filing any Semi-Annual True-Up Adjustment Filing, the Servicer shall (i) update assumptions of projected future usage and demand of electricity by Customers, expected delinquencies and Write-offs and future expenses relating to Environmental Control Property and the Environmental Control Bonds; (ii) calculate the Periodic Bond Payment Requirement based upon such updated assumptions; and (iii) determine the Environmental Control Charge to be charged on and after the applicable True-Up Adjustment Date.

(c) Each True-Up Adjustment Filing shall be substantially in the form of Annex 1 to this Servicing Agreement.

(d) The Servicer shall (i) take all reasonable actions and make all reasonable efforts in order to effectuate any Routine True-Up Adjustment to the Environmental Control Charge and (ii) promptly send to the Indenture Trustee copies of all material notices and documents relating to such Routine True-Up Adjustment.

(e) On the same date that the Servicer files any True-Up Adjustment Filing with the PSCWV, if the Routine True-Up Adjustment is intended to result in an increase in the amount of the Environmental Control Charge, the Servicer shall give public notice through the publication of a Class I legal advertisement in Kanawha County, will respond to any comments to such publication and will attend any hearing held in connection with any such True-Up Adjustment Filing.

SECTION 4.02 Non-Routine True-Up Adjustments.

(a) Whenever the Servicer determines that the existing True-Up Mechanism should be amended or revised to more accurately project and generate adequate collections of Environmental Control Charge Payments, the Servicer shall file a Non-Routine True-Up Adjustment Filing with the PSCWV designating the adjustments to such True-Up Mechanism and any corresponding adjustments to the Environmental Control Charges, subject to the review and approval of the PSCWV pursuant to the Financing Order, and the Servicer shall notify the Rating Agencies as promptly as possible of the filing of any such Non-Routine True-Up Adjustment Filing. Subject to clause (c) below, the Servicer shall also file for a Non-Routine True-Up Adjustment Filing at the direction of the PSCWV.

(b) The Servicer shall take all reasonable actions and make all reasonable efforts to secure any Non-Routine True-Up Adjustments.

(c) The Servicer shall implement any resulting adjustments to the True-Up Mechanism and any resulting revised Environmental Control Charges as of the effective date of the Non-Routine True-Up Adjustment Filing. If any Non-Routine True-Up Adjustment Filing is denied by the PSCWV, the Servicer shall notify the Issuer, the Indenture Trustee and the Rating Agencies (not later than five days after the Servicer’s receipt of the PSCWV’s order denying such Non-Routine True-Up Adjustment Filing).

(d) The Servicer shall notify the Issuer, the Indenture Trustee and the Rating Agencies of any request for a Non-Routine True-Up Adjustment initiated by the PSCWV within five days of receipt of such request and shall take all necessary actions to prevent the implementation of such an adjustment if it would violate the State Pledge.

ARTICLE V

THE SERVICER

SECTION 5.01 Representations and Warranties of Servicer.

The Servicer makes the following representations and warranties as of the 20[__] Sale Date relating to the Series B Environmental Control Bonds, on which the Issuer and the PSCWV (on behalf of the Customers) has relied and will rely in acquiring the Environmental Control Property. The representations and warranties shall survive the sale of any of the Environmental Control Property to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has the power, authority and legal right to service the Environmental Control Property.

(b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing or equivalent status, and has obtained all necessary licenses and approvals in, all foreign jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Environmental Control Property as required by this Agreement) requires such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues, properties or prospects or materially and adversely affect the servicing of the Environmental Control Property).

(c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms subject to bankruptcy, receivership, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any other material indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (except as contemplated in the Indenture and as set forth in the Sale Agreement); nor violate any law or any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

(f) Approvals. Except for filings with the PSCWV for revised Environmental Control Charges, pursuant to Article IV and Annex 1 hereto and the filing of financing statements or continuation statements under the UCC, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made.

(g) No Proceedings. Except as described in Exhibit B, to the Servicer’s knowledge, there are no proceedings or investigations pending or, to the Servicer’s best knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) seeking to prevent issuance of the bonds or the consummation of the transactions contemplated by this Agreement, any other Basic Document or, if applicable, any Additional Indenture or subsequent sale agreement, (ii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Agreement, any other Basic Document or, if applicable, any Additional Indenture or subsequent sale agreement, or (iii) relating to the Servicer and which might have a material adverse affect on the federal or state income, gross receipts or franchise tax attributes of the Environmental Control Bonds.

(h) Reports and Certificates. Each report and certificate delivered in connection with any filing made to the PSCWV by the Servicer on behalf of the Issuer with respect to Environmental Control Charges or True-Up Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance and the facts known to the Servicer on the date such report or certificate is delivered.

SECTION 5.02 Indemnities of Servicer; Release of Claims.

(a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

(b) The Servicer shall indemnify the Issuer and the Indenture Trustee, for itself and on behalf of the Environmental Control Bondholders for which it acts as Indenture Trustee, and each of their respective managers, members, officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of (i) the Servicer’s willful misconduct, bad faith or negligence in the performance of its duties under this Agreement or (ii) the Servicer’s material breach of any of its obligations, duties, representations or warranties that results in a Servicer Default under this Agreement and (iii) litigation and related expenses relating to its status and obligations as Servicer.

The Servicer shall not be liable for any Losses resulting from the willful misconduct, bad faith or negligence of any Person indemnified pursuant to this Section 5.02 (each, an “Indemnified Party”) or resulting from a breach of a representation or warranty made by such Indemnified Party in any of the Basic Documents that gives rise to the Servicer’s breach. The Environmental Control Bondholders shall be entitled to enforce their rights and remedies against the Servicer under this Section 5.02 solely through a case of action brought for their benefit by the Indenture Trustee. The Servicer’s indemnification under this Section 5.02(b) shall survive the termination of this Agreement, and any amounts paid with respect thereto shall be remitted and deposited with the Indenture Trustee for deposit into the Collection Account

(c) The Servicer shall indemnify the PSCWV, on behalf of the Customers, for any Losses they incur by reason of the Servicer’s willful misconduct, bad faith or negligence including without limitation Losses attributable to higher Environmental Control Charges imposed on customers by reason of additional Operating Expenses, for example the Issuer’s higher Servicing Fees payable to a Successor Servicer. The PSCWV shall be entitled to enforce Section 5.02(c) for the benefit of Customers, and Customers may not enforce this indemnity. The Servicer’s indemnification under this Section 5.02(c) shall survive the termination of this Agreement, and any amounts paid with respect thereto shall be remitted and deposited with the Indenture Trustee for deposit into the Collection Account, unless otherwise directed by the PSCWV.

(d) The Servicer shall indemnify the Indenture Trustee and its officers, directors and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of the acceptance or performance of the trusts and duties contained herein and in the other Basic Documents to which the Indenture Trustee is a party, except to the extent that any such Loss shall be due to the willful misconduct, bad faith or negligence of the Indenture Trustee. The foregoing indemnity is extended to the Indenture Trustee solely in its individual capacity and not for the benefit of the Environmental Control Bondholders or any other Person. Such amounts shall be deposited and distributed in accordance with the Indenture.

(e) The Servicer’s indemnification obligations under Sections 5.02(b),(c) and (d) for events occurring prior to the removal or resignation of the Indenture Trustee, or the termination of this Agreement with respect to the Issuer, shall survive the resignation or removal of the Indenture Trustee or the termination of this Agreement with respect to the Issuer, and shall include reasonable costs, fees and expenses of investigation and litigation (including the Issuer’s and the Indenture Trustee’s reasonable attorneys’ fees and expenses).

(f) Except to the extent expressly provided for in this Agreement or the other Basic Documents (including the Servicer’s claims with respect to the Servicing Fees and the Seller’s claim for payment of the purchase price of the Environmental Control Property), the Servicer hereby releases and discharges the Issuer (including its respective managers, members, officers, directors and agents, if any) and the Indenture Trustee (including its officers, directors and agents) (collectively, the “Released Parties”) from any and all actions, claims and demands whatsoever, which the Servicer, in its capacity as Servicer, shall or may have against any such Person relating to the Environmental Control Property or the Servicer’s activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or negligence of the Released Parties.

(g) If any action, claim, demand or proceeding (including any governmental investigation) shall be brought or asserted against an Indemnified Party entitled to any indemnification provided for under this Section 5.02, such Indemnified Party shall promptly notify the Servicer in writing; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Servicer shall have been actually prejudiced as a result of such failure.

SECTION 5.03 Merger or Consolidation of, or Assumption of the Obligations of, Servicer.

Any Person (a) into which the Servicer may be merged or consolidated and which succeeds to any material part of the electric distribution business of the Servicer, (b) which results from the division of the Servicer into two or more Persons and which succeeds to any material part of the electric distribution business of the Servicer, (c) which may result from any merger or consolidation to which the Servicer shall be a party and which succeeds to any material part of the electric distribution business of the Servicer, (d) which may succeed to the properties and assets of the Servicer substantially as a whole and which succeeds to any material part of the electric distribution business of the Servicer or (e) which may otherwise succeed to any material part of the electric distribution business of the Servicer, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation and warranty made pursuant to Section 5.01 shall have been breached and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Issuer, the PSCWV and the Indenture Trustee an Officers’ Certificate

and an Opinion of Counsel stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agencies shall have received prior written notice of such transaction, (iv) the Servicer shall have delivered to the Issuer, the Indenture Trustee, the PSCWV and each Rating Agency an Opinion of Counsel either stating that, in the opinion of such counsel, (A) all filings, including filings with the PSCWV pursuant to the Statute, have been executed and filed that are necessary to preserve fully and protect fully the interests of the Issuer in the Environmental Control Property and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the above referenced agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions precedent to the consummation of the transactions referred to in clause (a), (b), (c), (d) or (e) above.

SECTION 5.04 Assignment of Servicer’s Obligations.

The Servicer may not assign its obligations hereunder to any successor unless either (i) the Rating Agency Condition has been satisfied and the PSCWV has approved such assignment, or (ii) the Servicer is replaced by a Successor Servicer pursuant to Section 6.04.

SECTION 5.05 Limitation on Liability of Servicer and Others.

(a) Neither the Servicer nor any of its directors, officers, employees or agents shall be liable to the Issuer or its managers, the Indenture Trustee, the Environmental Control Bondholders, the PSCWV or any other Person, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect either the Servicer or any other Person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under this Agreement and provided further that nothing in this Section 5.05 shall limit the Servicer’s liabilities or obligations of the Servicer to indemnify as set forth in Section 5.02 of this Agreement. The Servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel reasonably acceptable to the Indenture Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

(b) The Servicer acknowledges that the PSCWV has authority to enforce all provisions of this Agreement for the benefit of Customers, including without limitation the enforcement of Section 5.02(c), provided that such enforcement is consistent with the State Pledge.

(c) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Environmental Control Property in accordance with this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability.

SECTION 5.06 Potomac Edison Not To Resign as Servicer.

Subject to the provisions of Sections 5.03 and 5.04, Potomac Edison shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable Requirements of Law. Notice of any such determination permitting the resignation of Potomac Edison shall be communicated to the Issuer, the PSCWV, the Indenture Trustee and each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, the PSCWV and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a Successor Servicer has been approved by the PSCWV and shall have assumed the servicing obligations and duties hereunder of Potomac Edison in accordance with Section 6.04.

SECTION 5.07 Defending Environmental Control Property Against Claims.

The Servicer shall institute any action or proceeding necessary to compel performance by each Third Party (at the earliest possible time) of any of their respective obligations or duties under applicable Requirements of Law with respect to the Environmental Control Property. In addition, the Servicer shall institute any action or proceeding necessary to compel performance by the PSCWV or the State of West Virginia, or any political subdivision, agency or other instrumentality of the State of West Virginia, of any of their respective obligations or duties under applicable Requirements of Law with respect to the Environmental Control Property. The Servicer further agrees to take such legal or administrative actions, including without limitation defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the Statute or any Financing Order. In any of the aforementioned actions or proceedings, the Servicer shall not be required to advance its own funds to institute any such actions or proceedings and the Servicer’s obligations pursuant to this Section 5.07 shall continue for only so long as the Servicer is being reimbursed on a current basis for its costs and expenses incurred in undertaking such obligations. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of Potomac Edison’s electric distribution facilities, the Servicer shall assert that the court ordering such condemnation must treat such municipality as a successor to Potomac Edison under the Statute and Financing Order. The costs and expenses of any action described in this Section 5.07 shall be payable from the Collection Account as an Operating Expense in accordance with Section 8.02(e) of the Indenture.

SECTION 5.08 Servicing Fee.

(a) Issuer agrees to pay the Servicer, solely to the extent amounts are available therefor in accordance with the Indenture, the Servicing Fee with respect to the Series B Environmental Control Bonds issued by the Issuer. The Servicing Fee with respect to a Series for a Payment Date shall be as follows: so long as Potomac Edison acts as the Servicer, the Servicing Fee will be [0.05]% per annum of the initial principal balance of the Environmental Control Bonds, payable semi-annually, in arrears; if a Successor Servicer is appointed, the Servicing Fee will be based on an amount approved by the PSCWV, but not in excess of a per annum rate equal to 1.25% of the initial principal balance of the Environmental Control Bonds.

(b) The Servicing Fee set forth in Section 5.08(a) above and the expenses provided for in Section 5.08(c) below shall be paid to the Servicer by the Indenture Trustee, on each Payment Date in accordance with the priorities set forth in Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee not paid on such date shall be added to the Servicing Fee payable on the subsequent Payment Date.

(c) The Issuer shall pay all expenses incurred by the Servicer in connection with its activities hereunder (including any fees to and disbursements by accountants, counsel, or any other Person, any taxes imposed on the Servicer (other than taxes based on the Servicer’s net income) and any expenses incurred in connection with reports to Environmental Control Bondholders, subject to the priorities set forth in Section 8.02(e) of the Indenture). Except for filing fees and fees and expenses for attorneys, accountants, printing or other professional services retained by the Issuer, (or procured by the Servicer on behalf of the Issuer) to meet the Issuer’s obligations under the Basic Documents, the Servicer shall be required to pay all expenses incurred by the Servicer in performing its activities hereunder from the Servicer’s own resources, without additional reimbursement as Operating Expenses in accordance with Section 8.02(e) of the Indenture.

SECTION 5.09 Servicer Advances.

The Servicer shall not make any advances of interest on or principal of any series of the Bonds.

SECTION 5.10 Subservicing.

The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Servicer shall not permit any Third Party to bill or collect Environmental Control Charges on behalf of the Issuer except (a) as a subcontractor under the active supervision of the Servicer or (b) as required by applicable Requirement of Law and to the extent permitted by applicable Requirement of Law or regulation, after written notice of such appointment is furnished to the Rating Agencies; provided further, however, that the Servicer shall remain obligated and be liable to the Issuer, the Indenture Trustee, and the Environmental Control Bondholders and the PSCWV for the servicing and administering of the Environmental Control Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Environmental Control Property. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer (or its members or managers), the Indenture Trustee, any Environmental Control Bondholder or the PSCWV shall have any responsibility therefor.

SECTION 5.11 Remittances.

(a) Subject to Section 5.11(b), the Servicer shall remit daily all Estimated Environmental Control Charge Collections (from whatever source) and all proceeds of other Collateral of the Issuer, if any, received by the Servicer to the Indenture Trustee under the Indenture, for deposit pursuant to the Indenture.

(b) Notwithstanding the foregoing clause (a), as long as (i) Potomac Edison or any successor to Potomac Edison’s electric distribution business remains the Servicer, (ii) no Servicer Default has occurred and is continuing and (iii) (A) Potomac Edison or such successor maintains a long-term rating of “A+” or better by Standard & Poor’s, a long-term rating of “A2” or better by Moody’s and a long-term rating of “A” or better by Fitch, if rated by Fitch, or a short-term rating of “A-1” by Standard & Poor’s, a short-term rating of “P-1” by Moody’s and a short-term rating of “F1” by Fitch, if rated by Fitch or (B) the Rating Agency Condition shall have been satisfied with respect to all Rating Agencies (to which prior written notice will be sent) (and any conditions or limitations imposed by such Rating Agencies in connection therewith are complied with), the Servicer need not make the daily remittances required by such clause (a), but in lieu thereof, shall remit all Estimated Environmental Control Charge Collections (from whatever source) and all proceeds of other Collateral of such Issuer, if any, received by the Servicer during any Collection Period to the Indenture Trustee, for deposit pursuant to the Indenture, not later than the Business Day immediately preceding the 25th day of each month.

(c) On or before each Remittance Date where the Servicer is not remitting a fixed sum on each date during the Billing Period, the Servicer will prepare and furnish to the Issuer and the Indenture Trustee a statement setting forth the aggregate amount remitted or to be remitted by the Servicer to the Indenture Trustee for deposit on such Remittance Date pursuant to this Section 5.11 and the Indenture.

(d) On or before each Reconciliation Date, the Servicer will reconcile Actual Environmental Control Charge Collections with Estimated Environmental Control Charge Collections in respect of the immediately preceding Reconciliation Period. The Servicer shall calculate the amount of any Remittance Shortfall or Excess Remittance for the immediately preceding Reconciliation Period, shall allocate such Remittance Shortfall or Excess Remittance to each outstanding Series ratably based on the Environmental Control Charges billed for such Series for such Reconciliation Period, and (A) if a Remittance Shortfall exists, the Servicer shall make a supplemental remittance, to the applicable General Subaccount of the applicable Collection Account for each Series within two (2) Servicer Business Days, or (B) if an Excess Remittance exists, the Servicer shall be entitled either (i) to reduce the amount of (A) each Daily Remittance, or, (B) if Potomac Edison has satisfied the conditions of Section 5.11(b), each Monthly Remittance, which the Servicer subsequently remits to the applicable General Subaccount of the applicable Collection Account for application to the amount of such Excess Remittance until the balance of such Excess Remittance has been reduced to zero, the amount of such reduction becoming the property of the Servicer or (ii) so long as such withdrawal would not cause the amounts on deposit in the applicable General Subaccount or the applicable Excess Funds Subaccount for any Series to be insufficient for the payment of the next installment of interest on the Environmental Control Bonds or principal due at maturity on the next Payment Date or upon acceleration on or before the next Payment Date, to be paid immediately from such General Subaccount or Excess Funds Subaccount such Series’ allocable share of the amount of such Excess Remittance, such payment becoming the property of the Servicer. If there is a Remittance Shortfall, the amount which the Servicer remits to the applicable General Subaccounts of the applicable Collection Accounts on the relevant date set forth above shall be increased by the amount of such Remittance Shortfall, provided that remittance of such increase will be the sole financial responsibility of the Servicer and shall neither be considered an Operating Expense nor be paid out of the Collection Account or included in the calculation of True-Up Adjustments.

SECTION 5.12 Payment Date Statements.

At least three Business Days before each Payment Date with respect to each Series of Environmental Control Bonds, the Servicer shall prepare and furnish to the Issuer and the Indenture Trustee a statement setting forth the amounts to be paid to Environmental Control Bondholders of such Series pursuant to Section 8.02(e) of the Indenture, as well as all other amounts to be paid pursuant to Section 8.02(e) of the Indenture, including the Capital Equity Return to be paid to the Seller.

SECTION 5.13 Schedule Revision Date Schedules.

Prior to each Schedule Revision Date, the Servicer shall deliver to the Issuer replacement Schedules A and replacement Schedules B to each Series Supplement to which such Schedule Revision Date applies, adjusted to reflect the event giving rise to such Schedule Revision Date and setting forth the Expected Sinking Fund Schedule for each Payment Date applicable thereto.

SECTION 5.14 Protection of Title.

The Servicer shall execute and file such filings, including filings with the PSCWV pursuant to the Statute, and cause to be executed and filed such filings, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interests of the Issuer in the Environmental Control Property, including all filings required under the Statute relating to the transfer of the ownership or security interest in the Environmental Control Property by the Seller to the Issuer or any security interest granted by the Issuer in the Environmental Control Property. The Servicer shall deliver (or cause to be delivered) to the Issuer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

ARTICLE VI

SERVICER DEFAULT

SECTION 6.01 Servicer Default.

If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to remit to the Indenture Trustee on behalf of the Issuer any required remittance that shall continue unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Issuer or Indenture Trustee; or

(b) any failure by the Servicer or, so long as the Seller and the Servicer are the same Person, the Seller, as applicable, duly to observe or perform in any material respect any other covenant or agreement of the Servicer or the Seller, as the case may be, set forth in this Agreement or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the Environmental Control Property or the rights of Environmental Control Bondholders and (ii) continue unremedied for a period of 60 days after written notice of such failure shall have been given to the Servicer, the PSCWV or the Seller, as the case may be, by the Issuer or the Indenture Trustee or after discovery of such failure by an officer of the Servicer, the PSCWV or the Seller, as the case may be; or

(c) any representation or warranty made by the Servicer in this Agreement shall prove to have been incorrect in a material respect when made, which has a material adverse effect on the Issuer or the Environmental Control Bondholders and which material adverse effect continues unremedied for a period of 60 days after the date on which written notice thereof shall have been given to the Servicer by the Issuer, the PSCWV or the Indenture Trustee; or

(d) an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, the Indenture Trustee, as assignee of the Issuer, may, or at the direction of the Environmental Control Bondholders of a majority of the Outstanding principal amount of the Environmental Control Bonds of all Series or by the PSCWV, by notice then given in writing to the Servicer (a “Termination Notice”) shall terminate all the Servicer’s rights and obligations (other than the indemnification obligations set forth in Section 5.02 hereof and the Servicer’s obligation under Section 6.04 to continue performing its functions as Servicer until a Successor Servicer is appointed) of the Servicer under this Agreement. In addition, upon a Servicer Default described in Section 6.01(a), the Issuer or the Indenture Trustee may apply to the PSCWV or any court of competent jurisdiction to order the sequestration and payment of Environmental Control Charge Collections arising with respect to the Environmental Control Property for the benefit of the Environmental Control Bondholders, the Issuer, the Indenture Trustee, and any other assignee and financing parties (each as defined in the Statute). The Trustee shall not give a Termination Notice upon instruction of the PSCWV unless the Rating Agency Condition is satisfied.

On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Environmental Control Property, including the Environmental Control Charges, or otherwise, shall, upon appointment of a Successor Servicer pursuant to Section 6.04, without further action, pass to and be vested in such Successor Servicer and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, including, but not limited to, completing the transfer of the Environmental Control Property Documentation and related documents. The predecessor Servicer shall cooperate with the Successor Servicer, the Indenture Trustee and the Issuer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that are then held by the predecessor Servicer for remittance to the Collection Account or the Seller, or that are thereafter be received by it. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Environmental Control Property Documentation to the Successor Servicer.

All reasonable costs and expenses (including attorneys fees and expenses) incurred in connection with transferring the Environmental Control Property Documentation to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of Potomac Edison as Servicer shall not terminate Potomac Edison’s rights or obligations as Seller under the Sale Agreement.

SECTION 6.02 Notice of Servicer Default.

The Servicer shall deliver to the Issuer, the PSCWV, a Responsible Officer of the Indenture Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers’ Certificate of any event or circumstance (such as a breach of any representation or warranty made by the Servicer in this Agreement) which, if not remedied, would become a Servicer Default under Section 6.01.

SECTION 6.03 Waiver of Past Defaults.

The Indenture Trustee, with the written consent of the PSCWV and the Environmental Control Bondholders of a majority of the Outstanding principal amount of the Environmental Control Bonds of all Series, may waive, in writing, any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required remittances to the Indenture Trustee of Environmental Control Charge Collections from Environmental Control Property in accordance with Section 5.11 of this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 6.04 Appointment of Successor.

(a) In the event of the Servicer’s termination hereunder, the Indenture Trustee, as assignee of the Issuer, at the direction of the Environmental Control Bondholders of a majority of the outstanding principal amount of the Environmental Control Bonds or the PSCWV, shall appoint a Successor Servicer, and the Successor Servicer shall accept its appointment by a written assumption in form acceptable to the Issuer and the Indenture Trustee. If, within 30 days after the delivery of the Termination Notice, a Successor Servicer shall not have been appointed and accepted such appointment, the Indenture Trustee may petition a court of competent jurisdiction to appoint a Successor Servicer under this Agreement. A Person shall qualify as a Successor Servicer only if (i) such Person is permitted under PSCWV Regulations to perform the duties of the Servicer pursuant to the Statute, the Financing Order and this Agreement, (ii) the Rating Agency Condition has been satisfied with respect to all Rating Agencies, (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement, and (iv) if applicable, its compensation is approved or acquiesced to by the PSCWV pursuant to Section 5.08(a) hereof.

(b) Notwithstanding the Servicer’s receipt of a Termination Notice, pursuant to Section 6.01 or the Servicer’s resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement and shall be entitled to receive the requisite portion of the Servicing Fees, until a Successor Servicer shall have assumed, in writing, the obligations of the Servicer hereunder as described below.

(c) Upon appointment, the Successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fees and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

(d) The Successor Servicer may not resign unless it is prohibited from serving as such by applicable Requirements of Law.

SECTION 6.05 Cooperation with Successor.

The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the Successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the Successor Servicer in performing its obligations hereunder.

SECTION 6.06 Servicer Default Under Related Transaction.

If a “servicer default” shall occur under the Environmental Control Property Servicing Agreement dated [            ], 20[__], between The Potomac Edison Company, as servicer, and PE Environmental Funding LLC, as issuer, and it becomes necessary to find a successor servicer under such agreement, the Servicer agrees to assume such role as successor servicer under such servicing agreement in accordance with the terms thereof, including, for avoidance doubt, for the same servicing fee provided for thereunder.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.01 Amendment.

(a) Subject to Section 7.01(b) below, this Agreement may be amended by the Servicer and the Issuer, with the consent of the Indenture Trustee and the satisfaction of the Rating Agency Condition. Promptly after the execution of any such amendment and consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the

Opinion of Counsel referred to in Section 3.10. Subject to paragraph (b) below, the Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Agreement or otherwise.

(b) Notwithstanding anything to the contrary in Section 7.01(a), nor any waiver required by Section 6.03 hereof, no amendment or modification of this Agreement shall be effective except upon satisfaction of the conditions precedent in this Section 7.01(b).

(i) PSCWV Condition. At least 16 days prior to the effectiveness of any such amendment or modification, and after obtaining the other necessary approvals set forth in Section 7.01(a), except for the consent of the Indenture Trustee and the Environmental Control Bondholders if the consent of the Environmental Control Bondholders is required or sought by the Indenture Trustee in connection with such amendment or modification, the Issuer shall have delivered to the PSCWV’s executive director and general counsel written notification of any proposed amendment or modification, which notification shall contain:

(A) a reference to Case Nos. 05-0402-E-CN and 05-0750-E-PC and any other case number under which a Financing Order has been issued;

(B) an Officer’s Certificate stating that the proposed amendment or modification has been approved by all parties to this Agreement; and

(C) a statement identifying the person to whom the PSCWV is to address any response to the proposed amendment or to request additional time.

(ii) The PSCWV or its authorized representative shall, within 15 days of receiving the notification complying with Section 7.01(b)(i) above, either:

(A) provide notice of its determination that the proposed amendment or modification will not under any circumstances have the effect of increasing the ongoing qualified costs related to the Environmental Control Bonds,

(B) provide notice of its consent or lack of consent to the person specified in Section 7.01(b)(i)(C) above, or

(C) be conclusively deemed to have consented to the proposed amendment or modification,

unless, within 15 days of receiving the notification complying with Section 7.01(b)(i) above, the PSCWV or its authorized representative delivers to the office of the person specified in Section 7.01(b)(i)(C) above with a written statement requesting an additional amount of time not to exceed 15 days in which to consider whether to consent to the proposed amendment or modification. If the PSCWV or its authorized representative requests an extension of time in the manner set forth in the preceding sentence, then the PSCWV shall either provide notice of its consent or lack of consent or notice of its determination that the proposed amendment or modification will not under any circumstances increase ongoing qualified costs to the person specified in Section 7.01(b)(i)(C) above not later than the last day of such extension of time or be conclusively deemed to have consented to the proposed amendment or modification on the last day of such extension of time. Any amendment or modification requiring the consent of the PSCWV shall become effective on the later of (i) the date proposed by the parties to such amendment or modification or (ii) the first day after the expiration of the 15-day period provided for in this Section 7.01(b)(ii), or, if such period has been extended pursuant hereto, the first day after the expiration of such period as so extended.

(c) For the purpose of this Section 7.01, an “authorized representative” of the PSCWV means any person authorized to act on behalf of the PSCWV, as evidenced by an Opinion of Counsel (which may be the general counsel) to the PSCWV.

SECTION 7.02 Notices.

(a) All demands, notices and communications upon or to the Servicer, the Issuer, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, delivered personally, via facsimile, reputable overnight courier or by first class mail, postage prepaid, and shall be deemed to have been duly given upon receipt,

(i) in the case of the Servicer, to The Potomac Edison Company, 800 Cabin Hill Drive, Greensburg, Pennsylvania 15601, Attention of Amanda J. Skov, Esq.;

(ii) in the case of the Issuer or the Indenture Trustee, at the address provided for notices or communications to such Person in the Indenture;

(iii) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007;

(iv) in the case of Standard & Poor’s, to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 42nd Floor, New York, New York 10041, Attention of Asset Backed Surveillance Department;

(v) in the case of Fitch, to Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention of ABS Surveillance; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties; and

(vi) in the case of the PSCWV, Public Service Commission of West Virginia, 201 Brooks Street, Charleston, West Virginia 25323, Attention: Executive Secretary.

SECTION 7.03 Limitations on Rights of Others.

The provisions of this Agreement are solely for the benefit of the Servicer, the Seller, the Issuer (including its managers and members), the Indenture Trustee, on behalf of itself and the Environmental Control Bondholders, and the PSCWV, on behalf of itself and the Customers, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in any Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order and this Agreement may be asserted or exercised only by the PSCWV for the benefit of such Customer.

SECTION 7.04 Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.05 Separate Counterparts.

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 7.06 Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 7.07 GOVERNING LAW.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WEST VIRGINIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 7.08 Assignment to Indenture Trustee.

The Servicer hereby acknowledges and consents to the mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Environmental Control Bondholders of all right, title and interest of the Issuer in, to and under the Environmental Control Property owned by the Issuer and the proceeds thereof and of any and all of the Issuer’s rights hereunder to the Indenture Trustee. In no event shall the Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer, hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

SECTION 7.09 Nonpetition Covenants.

Notwithstanding any prior termination of this Agreement or the Indenture, but subject to a court of competent jurisdiction’s rights, upon application by the Issuer or the Indenture Trustee, to order the sequestration and payment of Environmental Control Revenues arising with respect to the Environmental Control Property, notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the Environmental Control Property pursuant to Section 24-2-4e(k)(4) of the Statute, the Servicer shall not, prior to the date which is one year and one day after the termination of the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Issuer under the federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 7.10 Termination.

This Agreement shall terminate when all Environmental Control Bonds issued by the Issuer have been retired, redeemed or defeased in full, and all Operating Expenses and other amounts owed by the Issuer under the Indenture have been paid in full.

SECTION 7.11 Limitation of Liability.

It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by U.S. Bank National Association, not individually or personally but solely as Indenture Trustee for the benefit of the Environmental Control Bondholders, in the exercise of the powers and authority conferred and vested in it, and nothing herein contained shall be construed as creating any liability on U.S. Bank National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any Person claiming by, through or under such parties; provided, however, that this provision shall not protect U.S. Bank National Association against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

PE ENVIRONMENTAL FUNDING LLC, Issuer

by
Title:

THE POTOMAC EDISON COMPANY, Servicer

by
Title:

Acknowledged and Accepted:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee on behalf of the Environmental Control Bondholders issued by the Issuer,

by
Title:

EXHIBIT A

SERVICING OBLIGATIONS

The Servicer agrees to comply with the following with respect to PE Environmental Funding LLC, as Issuer:

SECTION 1. Definitions.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A to the Indenture dated as of April 11, 2007 between the Issuer and U.S. Bank National Association, as Indenture Trustee.

SECTION 2. Indenture Trustee and Servicer Payment Date Statements.

At least three Business Days before each date on which distributions to the Indenture Trustee and Servicer are to be made pursuant to Sections 8.02(e) and (h) of the Indenture, the Servicer shall provide the Indenture Trustee with a statement setting forth the amounts to be distributed to each of the Indenture Trustee and Servicer pursuant to such Sections.

SECTION 3. Payment Date Statements.

At least three Business Days before each Payment Date, the Servicer shall provide to the Issuer, the Indenture Trustee and each Rating Agency, a statement indicating:

1.	the amount to be paid to Environmental Control Bondholders of each Series and Class in respect of principal on such Payment Date in accordance with Section 8.02 of the Indenture and each Series Supplement thereto;

2.	the amount to be paid to Environmental Control Bondholders of each Series and Class in respect of interest on such Payment Date in accordance with Section 8.02 of the Indenture and each Series Supplement thereto;

3.	the Environmental Control Bond Balance and the Projected Environmental Control Bond Balance for each Series and Class as of that Payment Date (in each case, after giving effect to the payments on such Payment Date);

4.	the amount on deposit in the General Subaccount for each Series and the Scheduled Funding for each Series, as of that Payment Date (after giving effect to the transfers to be made from or into the General Subaccount on such Payment Date);

5.	the amount on deposit in the Capital Subaccount for each Series as of that Payment Date (after giving effect to the transfers to be made from or into the Capital Subaccount on such Payment Date);

Exhibit A-1

6.	the amount on deposit in the Reserve Subaccount for each Series as of that Payment Date (after giving effect to the transfers to be made from or into the Reserve Subaccount on such Payment Date);

7.	the amount, if any, on deposit in the Excess Funds Subaccount as of that Payment Date (after giving effect to the transfers to be made from or into the Reserve Subaccount on such Payment Date);

8.	the amounts paid to the Indenture Trustee since the preceding Payment Date pursuant to Section 8.02(e) of the Indenture;

9.	the amounts paid to the Servicer since the preceding Payment Date pursuant to Section 8.02(e) of the Indenture; and

10.	the amount of any other transfers and payments to be made on such Payment Date pursuant to Sections 8.02(d), (e), (f), (g) and (i) of the Indenture; and

11.	the then-current Environmental Control Charge for each rate class.

SECTION 4. Remittance Date Statements.

At least one Business Day before each Remittance Date, and in the case of Daily Remittances, on the last Remittance Date of such month, the Servicer shall prepare and furnish to the Issuer and the Indenture Trustee a statement setting forth the aggregate amount remitted or to be remitted by the Servicer to the Indenture Trustee (net of any payments owed to the Servicer in accordance with Section 5.11(d) of the Servicing Agreement) for deposit on such Remittance Date pursuant to the Indenture.

SECTION 5. True-Up Adjustments.

(a)	Prior to each Calculation Date, the Servicer shall calculate

(i)	the Environmental Control Bond Balance as of such Calculation Date (a written copy of which shall be delivered by the Servicer to the Indenture Trustee within five Business Days following such Calculation Date) and

(ii)	the revised Environmental Control Charge with respect to the Environmental Control Property in respect of each True-Up Adjustment Date such that the Servicer projects that Environmental Control Charge Collections therefrom allocable to the Issuer will be sufficient so that:

(A)	the Environmental Control Bond Balance on the Payment Date immediately preceding the next True-Up Adjustment Date will equal the Projected Environmental Control Bond Balance as of such date or, if earlier with respect to any Series or Class of Environmental Control Bonds, as of the Payment Date immediately preceding the Expected Final Payment Date therefor;

Exhibit A-2

(B)	the amount on deposit in the General Subaccount on the Payment Date immediately preceding the next True-Up Adjustment Date will equal the Periodic Bond Payment Requirement for such date or, if earlier with respect to any Series or Tranche of Environmental Control Bonds, as of the Payment Date immediately preceding the Expected Final Payment Date therefor;

(C)	the amount on deposit in the Reserve Subaccount on the Payment Date immediately preceding the next True-Up Adjustment Date will equal its required level for such date or, if earlier with respect to any Series or Tranche of Environmental Control Bonds, as of the Payment Date immediately preceding the Expected Final Payment Date therefor;

(E)	the amount on deposit in the Capital Subaccount on the Payment Date immediately preceding the next True-Up Adjustment Date will equal its required level for such date or, if earlier with respect to any Series or Tranche of Environmental Control Bonds, as of the Payment Date immediately preceding the Expected Final Payment Date therefor;

(F)	the amount on deposit in the Excess Funds Subaccount on the Payment Date immediately preceding the next True-Up Adjustment Date, will equal zero; and

(G)	the Environmental Control Charge Collections will provide for (i) amortization of the remaining outstanding principal balance of each Series in accordance with the Expected Sinking Fund Schedule therefor, (ii) payment of all Operating Expenses of the Issuer when due in accordance with the Indenture and (iii) deposits to the General Subaccount such that the balance therein will equal the Periodic Bond Payment Requirement on each Payment Date.

(b)	On each Semi-Annual Calculation Date, the Servicer shall file a Semi-Annual True-Up Adjustment Filing with the PSCWV. On each Quarterly Calculation Date and Monthly Calculation Date, the Servicer may file a Quarterly True-Up Adjustment Filing or Monthly True-Up Adjustment Filing, as the case may be, if necessary. Each True-Up Adjustment Filing shall include the data specified in the Statute and the Financing Order.

Exhibit A-3

(c)	On each True-Up Adjustment Date, the Servicer shall

(i)	take all reasonable actions and make all reasonable efforts to effectuate all adjustments to the Environmental Control Charge either approved by the PSCWV or effective on an interim basis pending final approval and

(ii)	promptly send to the Indenture Trustee copies of all material notices and documents relating to such adjustments.

(d)	If deemed appropriate by the Servicer to protect Environmental Control Bondholders and to remedy a significant and recurring variance between Actual Environmental Control Charge Collections and Estimated Environmental Control Charge Collections, as authorized by the Financing Order, the Servicer shall file Non-Routine True-Up Adjustments to the Environmental Control Charge (as defined in the Financing Order) to accommodate material changes to the True-Up Mechanism. Such filings shall be made at least 90 days prior to the proposed effective date of the proposed adjustments. The Servicer shall provide notice of such non-routine adjustment and resulting change to the Environmental Control Charge to Fitch.

Exhibit A-4

ATTACHMENT A

SERVICING PROCEDURES

The Servicer agrees to comply with the following servicing procedures to assess its compliance with applicable servicing criteria.

SECTION 1. Definitions.

(a)	Whenever used in this Attachment A, the following words and phrases shall have the following meanings:

Applicable MDMA means, with respect to each Customer, the meter data management agent or Third Party, if any, providing meter reading services for that Customer’s account.

Applicable Third Party means, with respect to each Customer, the Third Party, if any, providing billing or metering services to that Customer.

Billed Environmental Control Charges means the amounts billed to Customers pursuant to the Environmental Control Charge, whether billed directly to such Customers by the Servicer or indirectly through a Third Party.

Bills means each of the periodic bills and the Closing Bills issued to Customers or Third Parties by Potomac Edison.

Budget Billing Plan means a levelized payment plan offered by Potomac Edison, which, if elected by a Customer, provides for level monthly Bill charges to such Customer. For residential Customers, this charge is calculated by calculating actual electricity charges for the previous year and dividing this amount by twelve. The number which results from this calculation is charged to the residential Customer each month. In the twelfth month, Potomac Edison bills the residential Customer for actual use in that month, adjusted for any excess or deficit the Customer has paid Potomac Edison over the prior eleven months. If the Customer owes Potomac Edison $[4] or more over the normal budget amount, that Customer has the option of repaying the full amount in the twelfth month, or spreading the amount of this deficit in equal installments over the first four months of the Customer’s next budget year. The procedure is similar for small industrial and commercial Customers.

Closing Bill means the final bill issued to a Customer at the time service is terminated.

Environmental Control Charge Effective Date means the date on which the initial Environmental Control Charge goes into effect pursuant to the Financing Order.

Net Write-Off Percent means the number (expressed as a percent) equal to

•	the amount by which Write-Offs attributable to a particular billing period exceed Write-Off recoveries attributable to such billing period, divided by

•	the total billed revenue attributable to such billing period.

Attachment A-1

Servicer Policies and Practices means, with respect to the Servicer’s duties under this Exhibit A, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself.

True-Up Adjustment Filing has, with respect to the Issuer, the meaning given to such term in Appendix A.

Variables includes the following variables used in calculating True-Up Adjustments:

•	the estimated Net Write-Off Percent; and

•	the projected billed consumption to which the Environmental Control Charge applies.

Write-Offs means arrears that remain unpaid by Customers generally as of 45 days after the issuance of the Closing Bills containing such charges, unless payment arrangements are made and are being kept.

SECTION 2. Data Acquisition.

(a)	Installation and Maintenance of Meters. Except to the extent that a Third Party is responsible for such services, the Servicer shall use its best efforts to cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to obtain usage measurements for each Customer approximately every thirty days or as provided in the applicable tariff.

(b)	Meter Reading. At least once each calendar month, the Servicer shall obtain usage measurements from the Applicable MDMA for each Customer; provided, however, that the Servicer may determine any Customer’s usage on the basis of estimates in accordance with applicable PSCWV Regulations.

(c)	Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the metering duties set forth in this Section 2, including, but not limited to, the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer or any Third Party as a result of new metering and/or billing technologies.

SECTION 3. Usage and Bill Calculation.

The Servicer shall obtain a calculation of each Customer’s usage (which may be based on data obtained from such Customer’s meter read or on usage estimates determined in accordance with applicable PSCWV Regulations) at least once each calendar month and shall determine therefrom each Customer’s individual charge relating to the Environmental Control Charge to be included on such Customer’s Bill pursuant to the Financing Order and PSCWV Regulations.

Attachment A-2

SECTION 4. Billing.

The Servicer shall implement the Environmental Control Charge as of the Environmental Control Charge Effective Date and shall thereafter bill each Customer or the Applicable Third Party for the respective Customer’s outstanding current and past due charges relating to the Environmental Control Charge, accruing until all payments of principal and interest on each Series of Environmental Control Bonds and all other costs and expenses related to such Series have been paid in accordance with the Indenture, all in accordance with the following:

(a)	Frequency of Bills; Billing Practices. In accordance with the Servicer’s then-existing Servicer Policies and Practices, as such Servicer Policies and Practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Customer, or to an Applicable Third Party, for such Customer’s respective Environmental Control Charge as a general practice once approximately every 60 days or such other time period as allowed by the PSCWV, at the same time, with the same frequency and on the same Bill as that containing the Servicer’s own charges to such Customer or Third Party, as the case may be. In the event that the Servicer makes any material modification to these practices, it shall notify the Issuer, the Indenture Trustee and the Rating Agencies as soon as practicable, and in no event later than 60 Business Days after such modification goes into effect; provided, however, that

(i)	the Servicer may not make any modification that will materially adversely affect the Environmental Control Bondholders and

(ii)	the Rating Agencies shall receive prior notice of any modification that would change the frequency with which Bills are issued or would change any tariff charged.

(b)	Format.

(i)	Each Bill to a Customer shall contain the charge corresponding to the Environmental Control Charge owed by such Customer for the billing period. The Customer’s Bill will contain in text or in a footnote, text substantially to the effect that a portion of the monthly charge representing that Environmental Control Property is being collected on behalf of the Issuer as owner of the Environmental Control Property.

(ii)	The Servicer shall deliver to the Applicable Third Party itemized charges for such Customer including the amount of such Customer’s Environmental Control Charge to be remitted by the Servicer to the Issuer.

Attachment A-3

(iii)	The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers and Third Parties as applicable PSCWV Regulations shall from time to time prescribe. To the extent that Bill format, structure and text are not prescribed by the Statute, other applicable Requirements of Law, the Servicer shall, subject to clauses (i) and (ii) above, determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its Servicer Policies and Practices with respect to its own charges and prevailing industry standards.

(c)	Delivery. The Servicer shall deliver all Bills to Customers

(i)	by United States mail in such class or classes as are consistent with the Servicer Policies and Practices followed by the Servicer with respect to its own charges or

(ii)	by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its Customers.

In the case of Customers that have elected Consolidated Third Party Billing, the Servicer shall deliver all Bills to the Applicable Third Parties by such means as are prescribed by applicable PSCWV Regulations, or, if not prescribed by applicable PSCWV Regulations, by such means as are mutually agreed upon by the Servicer and the Applicable Third Party and are consistent with PSCWV Regulations. The Servicer or a Third Party, as applicable, shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

SECTION 5. Customer Service Functions.

The Servicer shall handle all Customer inquiries and other Customer service matters according to the same procedures it uses to service Customers with respect to its own charges.

SECTION 6. Collections; Payment Processing; Remittance.

(a)	Collection Efforts; Policies; Procedures.

(i)	The Servicer shall use reasonable efforts to collect all Billed Environmental Control Charges from Customers and Third Parties as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including, as follows:

(A)	The Servicer shall prepare and deliver overdue notices to Customers and Third Parties in accordance with applicable PSCWV Regulations and the Servicer Policies and Practices.

Attachment A-4

(B)	The Servicer shall apply late payment charges to outstanding Customer and Third Party balances in accordance with applicable PSCWV Regulations. All late payment charges collected shall be payable to and retained by the Servicer as a component of its compensation under the Servicing Agreement, and the Issuer shall not have any right to share in the same.

(C)	The Servicer shall deliver verbal and written final call notices in accordance with applicable PSCWV Regulations and Servicer Policies and Practices.

(D)	The Servicer shall adhere to and carry out disconnection policies in accordance with the Competition Act, other applicable law and PSCWV Regulations and Servicer Policies and Practices.

(E)	The Servicer may employ the assistance of collections agents in accordance with applicable PSCWV Regulations and Servicer Policies and Practices.

(F)	The Servicer shall apply Customer and Third Party deposits, Customers’ letters of credit and Customer posted surety bonds to the payment of delinquent accounts in accordance with applicable PSCWV Regulations and Servicer Policies and Practices and according to the priorities set forth in Sections 6(b)(ii), (iii) and (iv) of this Exhibit A.

(G)	The Servicer shall promptly take all necessary action in accordance with applicable PSCWV Regulations to terminate billing of Environmental Control Charges by Third Parties whose payments are 30 or more days delinquent, or as the then current PSCWV Regulations and any billing services agreements allow, and to resume, prospectively, to collect the Billed Environmental Control Charges directly from the applicable Customers. At such time, the Servicer will apply the Third Party’s security deposit to satisfy charges billed previously by the Third Party which remain outstanding, including outstanding Environmental Control Charges.

(ii)	The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action:

(A)	would be in accordance with the Servicer’s customary practices or those of any Successor Servicer with respect to comparable assets that it services for itself and for others;

Attachment A-5

(B)	would not materially adversely affect the rights of the Environmental Control Bondholders; and

(C)	would comply with applicable Requirements of Law;

provided, however, that notwithstanding anything in the Servicing Agreement or this Exhibit A to the contrary, the Servicer is authorized to write off any Billed Environmental Control Charges in accordance with its Servicer Policies and Practices.

(iii)	The Servicer shall accept payment from Customers in respect of Billed Environmental Control Charges in such forms and methods and at such times and places as it accepts for payment of its own charges. The Servicer shall accept payment from Third Parties in respect of Billed Environmental Control Charges in such forms and methods and at such times and places as the Servicer and each Third Party shall mutually agree in accordance with applicable PSCWV Regulations.

(b)	Payment Processing; Allocation; Priority of Payments.

(i)	The Servicer shall post all payments received to Customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than two Business Days after receipt.

(ii)	Subject to clause (iii) below, the Servicer shall apply payments received to each Customer’s or Third Party’s account in proportion to the charges contained on the outstanding Bill to such Customer or Third Party.

(iii)	Any amounts collected by the Servicer that represent partial payments of the total Bill to a Customer or Third Party shall be allocated in accordance with the priorities set forth in Section 3.02(b) of the Servicing Agreement.

(iv)	The Servicer shall hold all over-payments for the benefit of the Issuer and shall apply such funds to future Bill charges in accordance with clauses (ii) and (iii) above as such charges become due.

Attachment A-6

(v)	For Customers on a Budget Billing Plan, the Servicer shall treat Environmental Control Charge Collections received from such Customers as if such Customers had been billed for the Environmental Control Charge in the absence of the Budget Billing Plan. Partial payment of a Budget Billing Plan payment shall be allocated according to clause (iii) above, and overpayment of a Budget Billing Plan payment shall be allocated according to clause (iv) above.

(c)	Accounts; Records.

(i)	The Servicer shall maintain accounts and records as to the Environmental Control Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between payments or recoveries with respect to the Environmental Control Property and the amounts from time to time remitted to the Collection Account in respect of the Environmental Control Property.

(ii)	The Servicer shall maintain accounts and records as to Third Parties performing billing for Customers accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between payments or recoveries with respect to the Environmental Control Property and amounts owed by such Customers in respect of the Environmental Control Charge.

(d)	Investment of Environmental Control Charge Collections. Any and all interest accrued on Environmental Control Charge Collections prior to the remittance of such Environmental Control Charge Collections to the Issuer or Indenture Trustee shall be remitted by the Servicer to the Indenture Trustee for deposit in the Excess Funds Subaccount.

(e)	Calculation of Collections; Determination of Aggregate Remittance Amount.

(i)	On or before each Remittance Date, the Servicer shall calculate the Estimated Environmental Control Charge Collections received by the Servicer from or on behalf of Customers during prior Collection Periods in respect of all previously Billed Environmental Control Charges.

(ii)	In accordance with Section 4.01 of the Servicing Agreement and Annex 1, the Servicer shall update the Variables and shall prepare True-Up Adjustment Filings to reflect the updated Variables when required to do so pursuant to Annex 1.

Attachment A-7

(f)	Remittances.

(i)	The Servicer shall make remittances to the Issuer in accordance with Section 5.11 of the Servicing Agreement.

(ii)	In the event of any change of account or change of institution affecting the remittances, the Issuer shall provide written notice thereof to the Servicer by the earlier of

•	five Business Days from the effective date of such change, or

•	five Business Days prior to the next applicable Remittance Date.

EXHIBIT B

PENDING LITIGATION

[None.]

Exhibit B-1

ANNEX 1

FORM OF ROUTINE ADJUSTMENT REQUEST

DATE:

[Executive Secretary]

Public Service Commission of West Virginia

201 Brooks Street, P.O. Box 812

Charleston, WV 25323

Re:	Case Nos. 05-0402-E-CN and 05-0750-E-PC

Dear                                         :

As required by Section 24-2-4e(e) of the West Virginia Code §§ 24-2-4e(a) through and including 24-2-4e(v) and pursuant to the orders dated April 7, 2006, June 13, 2006, January 17, 2007 and September 30, 20[__] in Case Nos. 05-0402-E-CN and 05-0750-E-PC (the “Financing Order”), The Potomac Edison Company (the “Company”) as Servicer (or any Successor Servicer) of the Environmental Control Property, and on behalf of the Indenture Trustee under the Indenture, dated as of April 11, 2007 between the Issuer and the Indenture Trustee, as amended, modified or supplemented from time to time, as assignee of PE Environmental Funding LLC hereby proposes an adjustment to the Environmental Control Charges (the “ECC” or “Environmental Control Charges”). Capitalized terms used but not otherwise defined herein have the meanings given such terms in the Servicing Agreement dated as of [            ], 20[__] between the Issuer and the Company, as amended, modified or supplemented from time to time, or in Appendix A thereto.

This proposed adjustment is intended to satisfy Section 24-2-4e(e) and the Financing Order by ensuring that the ECC will recover amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the Environmental Control Bonds during the upcoming Remittance Period.

Using the formula approved by the Public Service Commission of West Virginia (the “PSCWV”) in the Financing Order, this filing modifies the variables used in the ECC and provides the resulting adjusted ECC. Attachments B-1 [and B-2] hereto show the resulting values of the ECC, as calculated in accordance with the Joint Stipulation, as modified by the Financing Order, such modified Environmental Control Charges to be effective as of the first day of the upcoming Remittance Period. The calculations of these values are appended to the Attachments hereto.

In accordance with the Financing Order, the proposed adjustments to the charges will be effective automatically on the first day of the upcoming Remittance Period. In the event that, prior to the first day of the upcoming Remittance Period, it is determined by the PSCWV that a mathematical error in the application of the formula-based mechanism exists, the Company shall correct such error and make any necessary corrections to the adjustments of the Environmental Control Charges. These adjusted Environmental Control Charges, as corrected, shall in any

Annex 1-1

event take effect on the first day of the upcoming Remittance Period. [For Quarterly True-Up Adjustments and Monthly True-Up Adjustments, on the fifteenth day of the quarter or month next succeeding the date of the Routine Adjustment Request.]

Respectfully submitted,

Attachment

Annex 1-2

ATTACHMENT A TO ANNEX 1

Table I below shows the current assumptions for each of the variables used in the Environmental Control Charge calculation.

INPUT VALUES FOR ENVIRONMENTAL CONTROL CHARGE

(a)	Measure Date
(b)	For each Rate Schedule:
(i)	Weighted average days outstanding data
(ii)	Estimated Net Write-Off Percent
(iii)	Projected billed revenue to which Environmental Control Charges apply
(iv)	Annual class generation level MWh energy
(v)	Forecasted annual class customer level MWh energy
(vi)	Annual class generation level 12 CP MW demand
(vii)	Forecasted annual class customer level demand
(c)	Retail energy weighting ratio
(d)	Retail demand weighting ratio
(e)	Total generation level MWh energy (excl. wholesale)
(f)	Total generation level 12 CP MW demand (excl. wholesale)
(g)	Expected annual Write-Offs
(h)	Annual ongoing transaction expenses
(i)	Current Environmental Control Bonds outstanding balance
(j)	Expected Environmental Control Bonds outstanding balance as of __/__/__
(k)	Accrued but unpaid Environmental Control Bonds interest
(l)	Deferred unpaid Environmental Control Bonds principal
(m)	Unpaid ongoing transaction cost
(n)	Capital Subaccount balance as of __/__/__
(o)	Reserve Subaccount balance as of __/__/__
(p)	Available True-Up Excess Funds Amount
(q)	Accrued but unpaid Capital Equity Return
(r)	federal corporate income tax rate
(s)	Applicable state and local tax rates

Attachment A-1 to Annex 1

ANNEX 2

FORM OF MONTHLY SERVICER’S CERTIFICATE

PE Environmental Funding LLC

$[            ] Senior Secured ROC Bonds, Environmental Control Series B

Pursuant to Section 3.04 of the Servicing Agreement dated as of [            ], 20[__] (as the same may be amended, supplemented or otherwise modified from time to time, the “Servicing Agreement”) between The Potomac Edison Company, as Servicer, and PE Environmental Funding LLC, as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in this Monthly Servicer’s Certificate have their respective meanings as set forth in the Servicing Agreement. References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement.

Billing Period: [                    ]

1.	Current Billing Period		[___________	]
CUSTOMER CLASS [ ] of [ ]: [ ]

2.	Rate Schedule #[ ] kWh Billed		[___________	]
3.	Rate Schedule #[ ] Weighted Average		[___________	]
Environmental Control Charge
Billed Environmental Control Charge Collections

4.	Rate Schedule #[ ] Billed Environmental Control Charge Collections	$	[___________	]

Estimated Environmental Control Charge Collections

5.	Rate Schedule #[ ] Environmental Control Charge Collections	$	[___________	]

6.	Total Residential Net Write-offs as % of Billed Environmental Control Charge Collections [ ] CUSTOMER CLASS [ ] OF [ ]: [ ]		[___________	]%

7.	Rate Schedule #[ ] kWh Billed		[___________	]
8.	Rate Schedule #[ ] Weighted Average		[___________	]
Environmental Control Charge
9.	Rate Schedule #[ ] kWh Billed		[___________	]
10.	Rate Schedule #[ ] Weighted Average		[___________	]
Environmental Control Charge
11.	Rate Schedule #[ ] kWh Billed		[___________	]
12.	Rate Schedule #[ ] Weighted Average		[___________	]
Environmental Control Charge
13.	Rate Schedule #[ ] kWh Billed		[___________	]
14.	Rate Schedule #[ ] Weighted Average		[___________	]
Environmental Control Charge
Billed Environmental Control Charge Collections

ANNEX 2-1

15.	Rate Schedule #[ ] Billed Environmental Control Charge Collections	$	[__________	]
16.	Rate Schedule #[ ] Billed Environmental Control Charge Collections	$	[__________	]
17.	Rate Schedule #[ ] Billed Environmental Control Charge Collections	$	[__________	]
18.	Rate Schedule #[ ] Billed Environmental Control Charge Collections	$	[__________	]
19.	Total Commercial Billed Environmental Control Charge Collections	$	[__________	]

Estimated Environmental Control Charge Collections

20.	Rate Schedule #[ ] Environmental Control Charge Collections	$	[__________	]
21.	Rate Schedule #[ ] Environmental Control Charge Collections	$	[__________	]
22.	Rate Schedule #[ ] Environmental Control Charge Collections	$	[__________	]
23.	Rate Schedule #[ ] Environmental Control Charge Collections	$	[__________	]

24.	Total Commercial Environmental Control Charge Collections	$	[__________	]
25.	Total Commercial Net Write-offs as a % of Billed Revenues [ ] CUSTOMER CLASS [ ] OF [ ]: [ ]		[__________	]%

26.	Rate Schedule #[ ] kWh Billed		[__________	]
27.	Rate Schedule #[ ] Weighted Average		[__________	]
Environmental Control Charge

28.	Rate Schedule #[ ] kWh Billed		[__________	]
29.	Rate Schedule #[ ] Weighted Average		[__________	]
Environmental Control Charge
30.	Rate Schedule #[ ] kWh Billed		[__________	]
31.	Rate Schedule #[ ] Weighted Average		[__________	]
Environmental Control Charge
32.	Rate Schedule #[ ] kWh Billed		[__________	]
33.	Rate Schedule #[ ] Weighted Average		[__________	]
Environmental Control Charge
34.	Rate Schedule #[ ] kWh Billed		[__________	]
35.	Rate Schedule #[ ] Weighted Average		[__________	]
Environmental Control Charge
36.	Rate Schedule #[ ] kWh Billed		[__________	]
37.	Rate Schedule #[ ] Weighted Average		[__________	]
Environmental Control Charge
38.	Street Lighting Rate Schedules		[__________	]
39.	Street Lighting Weighted Average		[__________	]
Environmental Control Charge
Billed Environmental Control Charge Collections

40.	Rate Schedule #[ ] Billed Environmental Control Charge Collections	$	[__________	]
41.	Rate Schedule #[ ] Billed Environmental Control Charge Collections	$	[__________	]
42.	Rate Schedule #[ ] Billed Environmental Control Charge Collections	$	[__________	]
43.	Rate Schedule #[ ] Billed Environmental Control Charge Collections	$	[__________	]
44.	Rate Schedule #[ ] Billed Environmental Control Charge Collections	$	[__________	]
45.	Rate Schedule #[ ] Billed Environmental Control Charge Collections	$	[__________	]
46.	Street Lighting Rate Schedules Billed Environmental Control Charge Collections	$	[__________	]

47.	Total Industrial Billed Environmental Control Charge Collections	$	[__________	]
Estimated Environmental Control Charge Collections

ANNEX 2-2

48.	Rate Schedule #[ ] Environmental Control Charge Collections	$	[__________	]
49.	Rate Schedule #[ ] Environmental Control Charge Collections	$	[__________	]
50.	Rate Schedule #[ ] Environmental Control Charge Collections	$	[__________	]
51.	Rate Schedule #[ ] Environmental Control Charge Collections	$	[__________	]
52.	Rate Schedule #[ ] Environmental Control Charge Collections	$	[__________	]
53.	Rate Schedule #[ ] Environmental Control Charge Collections	$	[__________	]
54.	Street Lighting Rate Schedules Environmental Control Charge Collections	$	[__________	]

55.	Total Industrial Environmental Control Charge Collections	$	[__________	]
56.	Total Industrial Net Write-offs as a % of Billed Environmental Control Charge Collections [ ]		[__________	]%

AGGREGATE ESTIMATED ENVIRONMENTAL CONTROL CHARGE COLLECTIONS

	Aggregate Environmental Control Charge Remittances for [Month, Year] Billing Period	$	[__________	]

	Aggregate Environmental Control Charge Remittances for [Month, Year] Billing Period	$	[__________	]
Aggregate Environmental Control Charge Remittances for [Month, Year] Billing Period
Aggregate Environmental Control Charge Remittances for [Month, Year] Billing Period

	Aggregate Environmental Control Charge Remittances to Date	$	[__________	]

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Certificate this [__] day of [                    ].

By:
Name:
Title:

ANNEX 2-3

ANNEX 3

FORM OF QUARTERLY SERVICER’S CERTIFICATE

Quarterly Servicer’s Certificate

PE Environmental Funding LLC

$[            ] Senior Secured ROC Bonds, Environmental Control Series B

Pursuant to Section 3.04 of the Servicing Agreement dated as of [            ], 20[__] (as the same may be amended, supplemented or otherwise modified from time to time, the “Servicing Agreement”) between The Potomac Edison Company, as Servicer, and PE Environmental Funding LLC, as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in this Quarterly Servicer’s Certificate have their respective meanings as set forth in the Servicing Agreement. References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement.

Billing Periods: [                    ]

Payment Date: [                    ]

1.	Collections Allocable and Aggregate Amounts Available for the Current Payment Date:

	i.	Balance of Remittances for the [ ] Collection Period	$	[________	]

	ii.	Remittances for the [ ] Collection Period	$	[________	]

	iii a.	Remittances for the [ ] Collection Period	$	[________	]

	iii b.	Part [ ] Remittance for ‘Daily Remittance Provision’	$	[________	]

	iv.	Net Earnings on General Subaccount	$	[________	]

	v.	Net Earnings on Capital Subaccount	$	[________	]

	vi.	Net Earnings on Reserve Subaccount	$	[________	]

	vii.	Net Earnings on True-Up Excess Funds Subaccount	$	[________	]

	viii.	General Subaccount Balance	$	[________	]

	ix.	True-Up Excess Funds Subaccount Balance	$	[________	]

	x.	Reserve Subaccount Balance	$	[________	]

	xi.	Capital Subaccount Balance	$	[________	]

	xii.	Collection Account Balance	$	[________	]

2.	Outstanding Principal Balance and Collection Account Balance as of Prior Payment Date:

	i.	Tranche [ ] Principal Balance	$	[________	]

	ii.	Tranche [ ] Principal Balance	$	[________	]

	iii.	Tranche [ ] Principal Balance	$	[________	]

	iv.	Tranche [ ] Principal Balance	$	[________	]

ANNEX 3-1

	v.	Environmental Control Bond Principal Balance			$	[________	]

	vi.	General Subaccount Balance			$	[________	]

	vii.	True-Up Excess Funds Subaccount Balance			$	[________	]

	viii.	Capital Subaccount Balance			$	[________	]

	ix.	Reserve Subaccount Balance			$	[________	]

	x.	Collection Account Balance			$	[________	]

3.	Required Funding/Payments as of Current Payment Date:

	i.	Projected Tranche [ ] Environmental Control Bond Balance			$	[________	]

	ii.	Projected Tranche [ ] Environmental Control Bond Balance			$	[________	]

	iii.	Projected Tranche [ ] Environmental Control Bond Balance			$	[________	]

	iv.	Projected Tranche [ ] Environmental Control Bond Balance			$	[________	]

	v.	Projected Environmental Control Bond Balance			$	[________	]

	vi.	Required Tranche [ ] Coupon ([ ]% per annum rate)			$	[________	]

	vii.	Required Tranche [ ] Coupon ([ ]% per annum rate)			$	[________	]

	viii.	Required Tranche [ ] Coupon ([ ]% per annum rate)			$	[________	]

	ix.	Required Tranche [ ] Coupon ([ ]% per annum rate)			$	[________	]

	x.	Required Capital Subaccount Funding			$	[________	]

	xi.	Required Reseve Subaccount Funding			$	[________	]

4.	Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of the Indenture:

	i.	Cumulative Monthly Administration Fee during Relevant Quarter			$	[________	]

	ii.	Indenture Fees and Expenses	*		$	[________	]

	iii.	Independent Director’s Fee	*	*	$	[________	]

	iv.	Servicing Fee			$	[________	]

	v.	Operating Expenses (subject to $[ ] cap)			$	[________	]

	vi.	Quarterly Interest			$	[________	]

		1. Tranche [ ] Environmental Control Bond Coupon Payment			$	[________	]

		2. Tranche [ ] Environmental Control Bond Coupon Payment			$	[________	]

		3. Tranche [ ] Environmental Control Bond Coupon Payment			$	[________	]

		4. Tranche [ ] Environmental Control Bond Coupon Payment			$	[________	]

	vii.	Principal Due and Payable			$	[________	]

	viii.	Scheduled Quarterly Principal			$	[________	]

		1. Tranche [ ] Environmental Control Bond Principal Payment			$	[________	]

		2. Tranche [ ] Environmental Control Bond Principal Payment			$	[________	]

ANNEX 3-2

		3.	Tranche [ ] Environmental Control Bond Principal Payment	$	[________	]

		4.	Tranche [ ] Environmental Control Bond Principal Payment	$	[________	]

	ix.		Operating Expenses (in excess of $[ ])	$	[________	]

	x.		Funding of Capital Subaccount (to required level)	$	[________	]

	xi.		Funding of Reserve Subaccount (to required level)	$	[________	]

	xii.		Required Dividend Distributions to [ ]	$	[________	]

	xiii.		Deposits to True-Up Excess Funds Subaccount	$	[________	]

	xiv.		Released to Issuer upon Series Retirement: Collection Account	$	[________	]

5.	Outstanding Principal Balance and Collection Account Balance as of Current Payment Date: (after giving effect to payments to be made on such payment date):

	i.		Tranche [ ] Principal Balance	$	[________	]

	ii.		Tranche [ ] Principal Balance	$	[________	]

	iii.		Tranche [ ] Principal Balance	$	[________	]

	iv.		Tranche [ ] Principal Balance	$	[________	]

	v.		Environmental Control Bond Principal Balance	$	[________	]

	vi.		True-Up Excess Funds Subaccount Balance	$	[________	]

	vii.		Capital Subaccount Balance	$	[________	]

	viii.		Reserve Subaccount Balance	$	[________	]

	ix.		General Subaccount Balance	$	[________	]

	x.		Collection Account Balance	$	[________	]

*	$[ ] per quarter, in advance plus expenses, in arrears.

**	Independent Director’s Fee is paid in advance, first quarter. ([Quarter/Year], directly by Issuer to directors)

6.	Subaccount Draws as of Current Payment Date (if applicable, pursuant to Section 8.02(d) of the Indenture):

	i.		True-Up Excess Funds Subaccount	$	[________	]

	ii.		Capital Subaccount	$	[________	]

	iii.		Reserve Subaccount	$	[________	]

	iv.		Total Draws	$	[________	]

7.	Shortfalls In Interest and Principal Payments as of Current Payment Date:

	i.	Quarterly Interest		$	[________	]

		1.	Tranche [ ] Environmental Control Bond Coupon Payment	$	[________	]

		2.	Tranche [ ] Environmental Control Bond Coupon Payment	$	[________	]

ANNEX 3-3

		3.	Tranche [ ] Environmental Control Bond Coupon Payment	$	[________	]

		4.	Tranche [ ] Environmental Control Bond Coupon Payment	$	[________	]

	ii.	Quarterly Principal		$	[________	]

		1.	Tranche [ ] Environmental Control Bond Principal Payment	$	[________	]

		2.	Tranche [ ] Environmental Control Bond Principal Payment	$	[________	]

		3.	Tranche [ ] Environmental Control Bond Principal Payment	$	[________	]

		4.	Tranche [ ] Environmental Control Bond Principal Payment	$	[________	]

8.	Shortfalls in Required Subaccount Levels as of Current Payment Date:

	i.	Capital Subaccount		$	[________	]

	ii.	Reserve Subaccount		$	[________	]

9.	Additional Customer Data

	i.	Number of Ratepayers*

	ii.	Aging of Receivables*

	iii.	Variances from Forecast for Individual, Industrial and Commercial Customer Classes**

*	To be provided semi-annually.

**	To be provided annually.

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Quarterly Servicer’s Certificate this [__] day of [                    ].

By:
Name:
Title:

ANNEX 3-4

ANNEX 4

FORM OF OFFICER’S CERTIFICATE

$[                    ]

PE Environmental Funding LLC

SENIOR SECURED ROC BONDS, ENVIRONMENTAL CONTROL SERIES B

[            ]

OFFICER’S CERTIFICATE

Pursuant to Section 3.05(a) of the Servicing Agreement dated as of [            ], 20[__] between PE Environmental Funding LLC, as Issuer, and The Potomac Edison Company (the “Company”), as Servicer (as the same may be amended, supplemented or otherwise modified from time to time, the “Servicing Agreement”; capitalized terms used but not defined herein have the meanings assigned thereto in the Servicing Agreement), each of the undersigned, [Authorized Officer], the duly elected [            ] of and [Authorized Officer], the [            ] of the Company, having carefully examined the Servicing Agreement including Section 3.05 thereof, and the definitions in the Servicing Agreement relating thereto and certain other corporate documents and records, and having made such examination or investigation as they consider necessary to enable the undersigned to express any informed opinion, certifies that:

(i) a review of the activities of the Company during the period from January 1, [            ] through December 31, [            ] and of its performance under the Servicing Agreement has been made under the supervision of the undersigned, and

(ii) to the best of the knowledge of the undersigned, based on such review, the Company has complied with all conditions and covenants under the Servicing Agreement throughout such period [or, if there has been an Event of Default, or an act or omission, which with either the passage of time or the giving of notice, could become an Event of Default, specify such event of default or act or omission known to such authorized officer and the nature and status thereof].

IN WITNESS WHEREOF, the undersigned have executed this certificate this [__] day of [                    ].

By:
Name:
Title:

By:
Name:
Title:

ANNEX 4-1

ANNEX 5

FORM OF ASSESSMENT OF SERVICING CRITERIA

I,                                          , the              of the Servicer, am responsible for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB [that would apply if the Bonds were “asset-backed securities” under Item 1101(c) of Regulation AB] (the “Servicing Criteria”).

With respect to each of the Servicing Criteria, I have made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by the Issuer’s Form 10-K Report (such fiscal year, the “Assessment Period”):

[N.B.: the descriptions are for reference as to how the form will be used on an ongoing basis for filing with the SEC]

Servicing Criteria
Reference	Criteria	Applicable Servicing Criteria

General Serving Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below. [Assessment: cover true-up compliance here]

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the environmental control property are maintained.	Not applicable; documents do not provided for a back-up servicer.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Not applicable; rules of the Commission govern performance requirements of persons handling customer collections. [Utility to confirm bonding requirements under current rules and regulations.]

Annex 5-1

Servicing Criteria
Reference	Criteria	Applicable Servicing Criteria

Cash Collection and Administration

1122(d)(2)(i)	Payments on environmental control property are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Applicable; assessment below [Assessment: estimated collections were remitted from the Servicer to the Trustee each business day in accordance with Section 5.10 of the Servicing Agreement.]

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable; assessment below.[Assessment: Wire transfers to the Trustee were made by authorized personnel.]

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Applicable, but no current assessment required; no advances by the Servicer or the Trustee are permitted under the transaction documents.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Applicable, but no current assessment is required; no reserve accounts are held by the Servicer. Excess funds and other transaction accounts are maintained and applied by the Trustee in accordance with the Indenture.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Applicable, but no current assessment required; all “custodial accounts” were maintained by the Trustee and invested in accordance with indenture requirements.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all transfers made by wire transfer.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Partially applicable; reconciliations of estimated environmental control charge collections with actual environmental control charge collections are made on an annual basis as required by Section 5.11 of the Servicing Agreement; assessment below.

Annex 5-2

Servicing Criteria
Reference	Criteria	Applicable Servicing Criteria

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pledged assets serviced by the Servicer.	Applicable; assessment below.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Applicable; assessment below. [Assessment: Servicer has provided applicable instructions to the trustee to allocate and remit funds to investors.]

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Not applicable; transaction documents do not permit Servicer to disburse payments to investors.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Not applicable; bondholders are paid by the Indenture Trustee in accordance with terms of the Indenture.

Asset Administration

1122(d)(4)(i)	Collateral or security on environmental control property is maintained as required by the transaction agreements or related documents.	Applicable; assessment below. [Assessment: Servicer has performed true-up adjustments of Environmental Control Charges in accordance with Section 4.01 of the Servicing Agreement.]

1122(d)(4)(ii)	Environmental control property and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below. [Assessment: Servicer has maintained custody over all environmental control property records in accordance with Section 3.08 of the Servicing Agreement.]

1122(d)(4)(iii)	Any additions, removals or substitutions to the assets are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Applicable but no current assessment required; no removals or substitutions of pledged assets are contemplated or allowed under the transaction documents.

Annex 5-3

Servicing Criteria
Reference	Criteria	Applicable Servicing Criteria

1122(d)(4)(iv)	Payments on pledged assets, including any payoffs, made in accordance with the related environmental control property documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the environmental control transaction documents.	Applicable; assessment below. [Assessment: The Servicer posted substantially all environmental control charge payments to customer accounts within two business days as required by Section 6(b) of Exhibit A—Payment Processing: Allocation; Priority of Payments]

1122(d)(4)(v)	The Servicer’s records regarding the environmental control property agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (environmental control charge) is not an interest bearing instrument

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s environmental control property are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related asset documents.	Applicable; assessment below [Assessment: Servicer has not waived or modified term of payment except in accordance with Section 6(a)(ii) of Exhibit A-Servicing Procedures]

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Applicable; assessment below. [Assessment: Loss mitigation or recovery actions have been conducted in accordance with Section 6(a) of Exhibit A— Collections: Payment Processing; Remittance]

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period any pledged asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent environmental control charges including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Applicable, but does not require assessment. No explicit documentation requirement with respect to delinquent accounts are imposed under the transactional documents due to availability of “true-up” mechanism; and any such documentation is maintained in accordance with applicable PSCWV rules and regulations.

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for environmental control property with variable rates are computed based on the related environmental control property documents.	Not applicable; environmental control charges are not interest bearing instruments.

Annex 5-4

Servicing Criteria
Reference	Criteria	Applicable Servicing Criteria

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s environmental control property documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable environmental control property documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related environmental control property, or such other number of days specified in the transaction agreements.	Applicable, but does not require assessment; Servicer maintains customer deposits in accordance with the PSCWV rules and regulations.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Not applicable.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers under the transactional documents.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds. [See Section 5.09. these costs are borne by the Servicer, not advanced by the Servicer.]

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below. [Assessment: Servicer has reconciled actual collections of environmental control charges and estimated remittances on or before March 1 of the following year, per Section 5.11 of the Servicing Agreement [need to include]. Servicer has applied partial payments in accordance with Section 3.02(b) and Section 6(b) of Exhibit A— Payment Processing: Allocation; Priority of Payments]

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not Applicable: No external credit support or derivatives were employed [or: Applicable; assessment below.]

Annex 5-5

With respect to each of the applicable Servicing Criteria, I have made the following assessment in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by the Issuer’s Form 10-K Report (such fiscal year the “Assessment Period”).

1. Item 1122(d)(1)(i) : [include narrative of assessment]

2. [Continue enumeration of applicable Servicing Criteria with appropriate narrative of assessment]

Based on the aforementioned Servicing Criteria, I find that the Servicer has fulfilled all of the applicable servicing obligations under the Servicing Agreement in all material respects through the Assessment Period, with the exception of the following instance(s) of material noncompliance:

1. [Include narrative of any material noncompliance with servicing obligations]

A registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the Assessment Period.

Date:

By:
Name:

Annex 5-6

ANNEX 6

FORM OF REGULATION AB COMPLIANCE CERTIFICATION

Re:	Servicing Agreement dated as of [ ], 20[ ] (the “Servicing Agreement”), between PE Environmental Funding LLC, as issuer (the “Issuer”), and The Potomac Edison Company (the “Servicer”).

I,                                     , the                                      of the Servicer, certify to Issuer and the Administrator, [and other required parties] and their officers, with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB as it would apply if the Environmental Control Bonds were “asset-backed securities” under Item 1101(c) of Regulation AB (the “Compliance Statement”) and Section 3.05(a)(iv) of the Servicing Agreement, the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Environmental Control Property during 20[    ] that were delivered by the Servicer to the [Issuer] [Administrator] [Indenture Trustee] pursuant to the Agreement (collectively, the “ Servicing Information”);

2. Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the company Servicing Information;

3. Based on my knowledge, all of the Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Issuer] [Administrator] [Indenture Trustee];

4. I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

Annex 6-1

5. The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any subservicer pursuant to the Agreement, have been provided to the [Issuer] [Administrator] [Indenture Trustee]. Any material instances of noncompliance described in such reports have been disclosed to the [Issuer] [Administrator] [Indenture Trustee]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

Annex 6-2

APPENDIX A

to

SERVICING AGREEMENT

Master Definitions

APPENDIX A-1

to

SERVICING AGREEMENT

Supplemental Master Definitions